EXHIBIT 5.1
SHELLEY J. RUCKMAN
Assistant General Counsel
September 5, 2008
CMS Energy Corporation
One Energy Plaza
Jackson, MI 49201
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201
Ladies and Gentlemen:
     I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation (“CMS Energy” or the “Company”) and of Consumers Energy Company, a Michigan corporation (“Consumers”), and have acted as such in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company and Consumers with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of: (i) CMS Energy Common Stock, $.01 par value (“CMS Energy Common Stock”); (ii) CMS Energy Preferred Stock (“CMS Energy Preferred Stock”); (iii) CMS Energy Cumulative Convertible Preferred Stock; (“Convertible Preferred Stock”) (iv) Senior Debt Securities of the Company (“Senior Debt Securities”); (v) Senior Convertible Debt Securities of the Company (“Senior Convertible Debt Securities”); (vi) Subordinated Debt Securities of the Company (“Subordinated Debt Securities”); (vii) Trust Preferred Securities of CMS Energy Trust IV; (viii) Trust Preferred Securities of CMS Energy Trust V; (ix) Guarantee of CMS Energy Corporation with respect to Trust Preferred Securities of CMS Energy Trust IV and CMS Energy Trust V (the “Trust Preferred Guarantee”); (x) Stock Purchase Contracts of the Company (“Stock Purchase Contracts”); (xi) Stock Purchase Units of the Company (“Stock Purchase Units”); (xii) Senior Notes of Consumers (“Senior Notes”); and (xiii) First Mortgage Bonds of Consumers (“FMBs”). The offered securities are collectively referred to as the “Securities”. The Senior Debt Securities and the Senior Convertible Debt Securities are to be issued under an Indenture dated as of September 15, 1992 by and between the Company and The Bank of New York Mellon, as trustee (the “Senior Indenture Trustee”), as amended and supplemented (the “Senior Debt Indenture”). The Subordinated Debt Securities are to be issued under an Indenture dated June 1, 1997 by and between the Company and The Bank of New York Mellon, as trustee (the “Subordinated Indenture Trustee”), as amended and supplemented (the “Subordinated Debt Indenture”). The Trust Preferred Guarantee is to be issued pursuant to a Trust Preferred Securities Guarantee Agreement (the “Trust Preferred Securities Guarantee Agreement”) to

be entered into between the Company and The Bank of New York Mellon, as trustee (the “Guarantee Trustee”). The Senior Notes are to be issued under an Indenture dated February 1, 1998 by and between Consumers and The Bank of New York Mellon, as trustee (the “Senior Note Trustee”), as amended and supplemented (the “Senior Note Indenture”). The FMBs are to be issued under a Mortgage Indenture dated as of September 1, 1945 by and between Consumers and The Bank of New York Mellon, as trustee (the “Mortgage Trustee”), as amended and supplemented (the “Mortgage Indenture”). Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.
     In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.
     I note that the issuance of the Trust Preferred Securities is governed by the laws of the State of Delaware. Any matters relating to the Trust Preferred Securities that relate to matters of Delaware law will be opined upon by Sidley Austin LLP.
     Based on the foregoing, it is my opinion that:
1.	The Company is duly incorporated and validly existing under the laws of the State of Michigan.

2.	Consumers is duly incorporated and validly existing under the laws of the State of Michigan.

3.	The Senior Debt Indenture and the Subordinated Debt Indenture have been duly authorized, executed and delivered by the Company.

4.	The Senior Note Indenture and the Mortgage Indenture have been duly authorized, executed and delivered by Consumers.

5.	The Company has the corporate power and authority to authorize and sell the CMS Energy Common Stock, CMS Energy Preferred Stock, Convertible Preferred Stock, any Stock Purchase Contract or Stock Purchase Unit and the Senior Debt Securities and the Subordinated Debt Securities pursuant to the Senior Debt Indenture and the Subordinated Debt Indenture, respectively.

6.	Consumers has the corporate power and authority to authorize and sell the Senior Notes and FMBs pursuant to the Senior Note Indenture and the Mortgage Indenture, respectively.

7.	The CMS Energy Common Stock will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the CMS Energy Common Stock shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Company’s Restated Articles of Incorporation (the “Charter”) authorizing the issuance and sale of the CMS Energy Common Stock; and (iv) certificates representing the CMS Energy Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

8.	The CMS Energy Preferred Stock and Convertible Preferred Stock will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the applicable series of CMS Energy Preferred Stock or Convertible Preferred Stock, as contemplated by the Registration Statement shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of CMS Energy Preferred Stock or Convertible Preferred Stock and authorizing the issuance and sale of the CMS Energy Preferred Stock or Convertible Preferred Stock, as contemplated by the Registration Statement and prospectus supplement relating thereto; (iv) the Company shall have filed with the Secretary of State of the State of Michigan a certificate of designations duly executed on behalf of the Company with respect to such series of CMS Energy Preferred Stock or Convertible Preferred Stock in conformity with the Charter and such final resolutions; and (v) certificates representing the CMS Energy Preferred Stock or Convertible Preferred Stock, shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

9.	The Senior Debt Securities and the Subordinated Debt Securities will be legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) in the case of the Senior Debt Securities, the Senior Debt Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and in the case of the Subordinated Debt Securities, the Subordinated Debt Indenture shall have been qualified under the Trust Indenture Act; (iii) an appropriate prospectus supplement with respect to the particular series of Senior Debt Securities or Subordinated Debt Securities then being sold by the Company shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iv) the Company’s Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the particular series of Senior Debt Securities or Subordinated Debt Securities, as contemplated by the Registration Statement and the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable; (v) the terms of such series of Senior Debt Securities or Subordinated Debt Securities shall have been established and approved in accordance with resolutions adopted by the Company’s Board of Directors or a duly authorized committee thereof, as contemplated by the Registration Statement and the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable; and (vi) such series of Senior Debt Securities or Subordinated Debt Securities shall have been duly executed by the Company and authenticated by the Senior Indenture Trustee in the case of Senior Debt Securities or the Subordinated Indenture Trustee in the case of Subordinated Debt Securities as provided in the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable and such resolutions and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

10.	The Trust Preferred Guarantee will be a legally issued and binding obligation of the Company enforceable against the Company in accordance with its terms when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Trust Preferred Guarantee Agreement shall have been qualified under the Trust Indenture Act; (iii) the Trust Preferred Securities shall have been legally issued; (iv) the terms of such Trust Preferred Guarantee shall have been established and approved in accordance with resolutions adopted by the Company’s Board of Directors or a duly authorized committee thereof, as contemplated by the Registration Statement and the Trust Preferred Securities Guarantee Agreement; and (v) the Trust Preferred Securities Guarantee Agreement shall have been duly executed by the Company and the Guarantee Trustee as contemplated by such resolutions and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

11.	The Stock Purchase Contracts and the Stock Purchase Units, when issued and sold, will be legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the particular Stock

Purchase Contracts and the particular Stock Purchase Units then being sold by the Company shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Stock Purchase Contracts under which the shares of CMS Energy Common Stock are to be purchased shall have been duly authorized, executed and delivered by the parties thereto; (iv) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units; (v) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of CMS Energy Common Stock, the actions described in paragraph 7 above have been taken; and (vi) if such Stock Purchase Units relate to the issuance and sale of Senior Debt Securities or Subordinated Debt Securities, the actions described in paragraph 9 above have been taken.

12.	The Senior Notes and FMBs will be legally issued and binding obligations of Consumers enforceable against Consumers in accordance with their terms when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) in the case of the Senior Notes, the Senior Note Indenture shall have been qualified under the Trust Indenture Act and in the case of the FMBs, the Mortgage Indenture shall have been qualified under the Trust Indenture Act; (iii) an appropriate prospectus supplement with respect to the particular series of Senior Notes or FMBs then being sold by Consumers shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iv) Consumers’ Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the particular series of Senior Notes or FMBs, as contemplated by the Registration Statement and the Senior Notes Indenture or the Mortgage Indenture, as applicable; (v) the terms of such series of Senior Notes or FMBs shall have been established and approved in accordance with resolutions adopted by Consumers’ Board of Directors or a duly authorized committee thereof, as contemplated by the Registration Statement and the Senior Note Indenture or the Mortgage Indenture, as applicable; and (vi) such series of Senior Notes or FMBs shall have been duly executed by Consumers and authenticated by the Senior Note Trustee in the case of Senior Notes or the Mortgage Trustee in the case of FMBs as provided in the Senior Note Indenture or the Mortgage Indenture, as applicable, and such resolutions and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.
     The opinions set forth in paragraphs 9, 10, 11 and 12 are qualified to the extent that the enforcement of the Senior Debt Securities, the Senior Debt Indenture, the Subordinated Debt Securities, the Subordinated Debt Indenture, the Trust Preferred Guarantee, the Stock Purchase Contracts, the Stock Purchase Units, the Senior Notes, the Senior Note Indenture, the FMBs or the Mortgage Indenture may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
     For the purposes of this opinion, I have assumed that, at the time of the issuance, sale and delivery of the relevant Securities: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the terms of any Security (other than Common Stock) will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or Consumers, as applicable, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or Consumers, as applicable; (iii) the authorization thereof by the Company and Consumers will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) in the case of the issue of Senior Debt Securities, Subordinated Debt Securities, Senior Notes or FMBs, the Senior Debt Indenture, the Subordinated Debt Indenture, the Senior Note Indenture or the Mortgage Indenture, as applicable, as such indenture is currently in effect, will not have been modified or amended; and (vii) the Charter and the bylaws of the Company and Consumers, as currently in effect, will not have been modified or amended and will be in full force and effect. With respect to any instrument or agreement executed or to be executed by any party, I have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.
     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the execution and delivery of the Trust Preferred Guarantee or the sale of the Securities.
     I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America. I note that the rights, duties and obligations of the Subordinated Indenture Trustee under the Subordinated Debt Indenture are stated to be governed and construed in accordance with the laws of the State of New York. However, for purposes of paragraph 9 above, I have assumed that the Subordinated Debt Indenture, as to the rights, duties and obligations of the Subordinated Indenture Trustee, is stated to be governed by the laws of the State of Michigan.
     I hereby consent to the filing of this opinion as an exhibit to the Company’s and Consumers’ Registration Statement on Form S-3 relating to the Securities and to all references to me included in or made a part of the Registration Statement.

Very truly yours,
/S/ Shelley J. Ruckman